  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 4, 1997
                                                     REGISTRATION NO. 333-22541

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------
                               NORRELL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ----------------

             GEORGIA                                         58-0953079
(State or other jurisdiction of incorporation     (I.R.S. Employer Identification No.)
            or organization)

                            3535 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                                 (404) 240-3000
                        (Address, including zip code, and
                    telephone number, including area code, of
                    registrant's principal executive offices)

                                ----------------

                               MARK H. HAIN, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               NORRELL CORPORATION
                            3535 PIEDMONT ROAD, N.E.
                             ATLANTA, GEORGIA 30305
                                 (404) 240-3000
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                ----------------

                                 With a copy to:
                            JAMES L. SMITH, III, ESQ.
                              TROUTMAN SANDERS LLP
                          NATIONSBANK PLAZA, SUITE 5200
                           600 PEACHTREE STREET, N.E.
                             ATLANTA, GEORGIA 30308
                                 (404) 885-3000

                                ----------------

                            DEREGISTRATION OF SHARES

         This Post-Effective Amendment No. 1 is being filed to deregister the remaining unsold shares of Common Stock (the "Shares") of the total 1,000,000 shares of Common Stock of NORRELL CORPORATION (the "Registrant") covered by the Form S-3 Registration Statement No. 333-22541 filed on February 28, 1997 (the "Registration Statement"), and declared effective on March 10, 1997. The Shares, which were registered to permit resales of such Shares by certain Selling Shareholders, have not been sold pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1. The registration of the Shares is hereby terminated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned thereto duly authorized, in the City of Atlanta, State of Georgia, on September 4, 1997.

                                    NORRELL CORPORATION



                                    By    /s/ C. Douglas Miller
                                          -------------------------------------
                                          C. Douglas Miller
                                          Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below and as of the date above indicated.

               SIGNATURE

/s/C. Douglas Miller                      Director, Chief Executive Officer and President
----------------------------------                (Principal Executive Officer)
C. Douglas Miller

/s/C. Kent Garner *                       Vice President and Chief Financial Officer
----------------------------------                 (Principal Financial and Accounting Officer)
C. Kent Garner

/s/Guy W. Millner *                       Chairman of the Board
----------------------------------
Guy W. Millner

/s/Thomas A. Vadnais *                    Director, President and Chief
----------------------------------                 Operating Officer, Tascor Incorporated
Thomas A. Vadnais

/s/Larry J. Bryan *                       Director and Executive Vice President
----------------------------------
Larry J. Bryan

/s/Lucius E. Burch, III *                 Director
----------------------------------
Lucius E. Burch, III

/s/Kaaren Johnson-Street *                Director
----------------------------------
Kaaren Johnson-Street

/s/Donald A. McMahon *                    Director
----------------------------------
Donald A. McMahon

/s/Frank A. Metz, Jr. *                   Director
----------------------------------
Frank A. Metz, Jr.

/s/Nancy Clark Reynolds *                 Director
----------------------------------
Nancy Clark Reynolds

/s/Carl E. Sanders *                      Director
----------------------------------
Carl E. Sanders









* By:  Mark H. Hain, attorney-in-fact